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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion and the incorporation by reference in this registration statement on Form S-3 (File No. 333-05213) of our reports dated February 14, 1996, on our audits of the consolidated financial statements and financial statement schedule of Aztar Corporation and of our report dated July 22, 1996 on our audit of the financial statements of Tropicana Enterprises. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona

July 23, 1996